Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2010 (except for the paragraph under the caption “Common Stock Split” within Note 1, as to which the date is February 25, 2010) in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-162945) and related Prospectus of Trius Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

July 9, 2010